UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of report (Date of earliest event reported): March 19, 2007
Pioneer Companies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-31230	06-1215192
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

700 Louisiana, Suite 4300, Houston, Texas (Address of principal executive offices)	77002 (Zip Code)
Registrant’s telephone number, including area code: (713) 570-3200
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement
     Pioneer Companies, Inc., a Delaware Corporation (the “Company”), entered into a Purchase Agreement (the “Purchase Agreement”) dated March 20, 2007 with CIBC World Markets Corp. as representatives of the initial purchasers (together with CRT Capital Group LLC, the “Initial Purchasers) under which the Company agreed to sell $100,000,000 aggregate principal amount of the Company’s 2.75% Convertible Senior Subordinated Notes due 2027 (the “Notes”) and up to an additional $20,000,000 at the option of the Initial Purchasers. The Purchase Agreement contains customary representations and warranties of the parties and indemnification and contribution provisions whereby the Company, on the one hand, and the Initial Purchasers, on the other hand, have agreed to indemnify each other against certain liabilities.
     The Notes will pay interest semiannually at a rate of 2.75% per annum. Prior to January 1, 2014, the Notes will be convertible, only upon specified events, into cash up to the principal amount of the Notes and, with respect to any excess conversion value, into cash, shares of common stock or a combination of cash and common stock, at the Company’s option, at an initial conversion price of approximately $35.31 per share (or an initial conversion rate of 28.3222 shares per $1,000 principal amount of the Notes). On and after January 1, 2014, and prior to maturity, the Notes will be convertible at any time into cash, and in certain circumstances with respect to any excess conversion value, into cash, shares of common stock or a combination of cash and common stock, at the Company’s option. The initial conversion price represents a 30% conversion premium based on the last reported sale price of $27.16 per share on March 20, 2007.
     The Company estimates that the net proceeds from this offering will be approximately $96.3 million (or approximately $115.7 million if the Initial Purchasers’ option is exercised in full) after deducting the Initial Purchasers’ discounts and commissions (which is 3% of the aggregate principal amount of the Notes) and estimated offering expenses. The Company expects to use the net proceeds from the offering to (i) redeem the $75 million outstanding principal balance of its 10% Senior Secured Notes due 2008 and (ii) assist in financing the capital costs for the previously announced conversion and expansion of its St. Gabriel, Louisiana plant. Any remaining net proceeds, including those from the exercise of the Initial Purchasers’ option to purchase additional shares, will be used for general corporate purposes.
     The Notes will be redeemable at the Company’s option beginning on March 6, 2014, at a redemption price payable in cash equal to 100% of the principal amount of the Notes, plus accrued and unpaid interest (including contingent interest, if any) and additional interest, if any, to, but not including, the redemption date. The Notes will be subject to repurchase at the option of holders on March 1, 2014, March 1, 2017 and March 1, 2022, at a repurchase price in cash equal to 100% of the principal amount of the Notes, plus accrued and unpaid interest (including contingent interest, if any) and additional interest, if any, to, but not including, the repurchase date.
     The Notes will be issued pursuant to, and governed by, an indenture to be entered into between the Company and Wells Fargo Bank, National Association (“Wells Fargo”),

as trustee. Wells Fargo and its affiliates, as well as certain of the Initial Purchasers and their respective affiliates, have, from time to time, performed, and may in the future perform, various financial advisory, commercial banking and investment banking services for the Company, for which they received or will receive customary fees and expenses. An affiliate of Wells Fargo acts as a lender and an arranger and administrative agent for the lenders under the Company’s revolving credit facility and also serves as a trustee of the Company’s 10% Senior Secured Notes due 2008.
     The Company will enter into a registration rights agreement, pursuant to which the Company will agree to use reasonable best efforts to file a shelf registration statement with the United States Securities and Exchange Commission covering the resale of the Notes and common stock issuable upon conversion of the Notes within 90 days after the closing date of the offering and to have the registration statement declared effective within 180 days from the closing date.
     The Purchase Agreement is filed herewith as Exhibit 10.1, and the description of the Purchase Agreement contained herein is qualified by reference thereto.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
     Reference is made to the disclosure provided in response to Item 1.01 of this Form 8-K, with respect to the issuance by the Company of the Notes to the Initial Purchasers, which disclosure is incorporated herein by this reference.

Item 3.02	Unregistered Sales of Equity Securities
     Reference is made to the disclosure provided in response to Item 1.01 of this Form 8-K, with respect to the issuance by the Company of the Notes to the Initial Purchasers, which disclosure is incorporated herein by this reference.
     The Company has agreed, and will sell the Notes and the shares of common stock issuable upon conversion of the Notes to the Initial Purchasers in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”). The Initial Purchasers then may sell the securities to qualified institutional buyers pursuant to Rule 144A under the Securities Act at a price equal to 100% of the aggregate principal amount. The Company is relying on these exemptions from registration based in part on representations made by the Initial Purchasers in the Purchase Agreement.
     The Notes and the shares of common stock issuable upon conversion of the Notes have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful.

Item 7.01	Regulation FD Disclosure
     On March 19, 2007, the Company issued a press release announcing the proposed offering of the Notes. On March 20, 2007, the Company announced the pricing of the offering of the Notes. The Company’s press releases are attached hereto as Exhibit 99.1 and 99.2, respectively, and are both incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits
     (d) Exhibits.

Exhibit Number	Description

10.1	Purchase Agreement by and among Pioneer Companies, Inc. and CIBC World Markets Corp., dated March 20, 2007
99.1	Press Release of March 19, 2007 regarding intent to offer Notes
99.2	Press Release dated March 20, 2007 regarding pricing of Notes

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIONEER COMPANIES, INC.
By:	/s/ Carl Monticone
Carl Monticone,
Vice President and Controller

Dated: March 22, 2007

EXHIBIT INDEX

Exhibit Number	Description

10.1	Purchase Agreement by and among Pioneer Companies, Inc. and CIBC World Markets Corp., dated March 20, 2007
99.1	Press Release of March 19, 2007 regarding intent to offer Notes
99.2	Press Release dated March 20, 2007 regarding pricing of Notes